Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2024 relating to the financial statements of Offerpad Solutions Inc. and the effectiveness of Offerpad Solutions Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Offerpad Solutions Inc. for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Tempe, Arizona
February 27, 2024